Exhibit 10.1

AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT

TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of July 27, 2023, by and between Aurora Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on February 9, 2022, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one of the Company’s Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”), one warrant and one right;

WHEREAS, $ 204,020,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of February 7, 2022, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, on February 3, 2023, the Company and the Trustee entered into an Amendment No. 1 to the Original Agreement whereby the Original Agreement was amended to require the Company to deposit into the Trust Account funds equal to the lesser of (A) $135,000, or (B) $0.045 per share multiplied by the number of outstanding public Ordinary Shares for each one-month extension from February 9, 2023 (the “Amended Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Ordinary Shares and holders of its Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), at an extraordinary general meeting to: (i) to extend the date by which the Company has to consummate a Business Combination (the “Termination Date”) from August 9, 2023 to September 9, 2023 and to allow the Company, without another shareholder vote, to elect to further extend the Termination Date to consummate a Business Combination on a monthly basis for up to five times by an additional one month each time until February 7, 2024 (the “Extension Amendment”), and (ii) a proposal to amend the Trust Agreement requiring the Company to deposit $135,000 into the Trust Account for each one-month extension from August 9, 2023 (the “Trust Amendment”);

WHEREAS, holders of at least fifty percent (50%) of the then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class, approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Trust Agreement. Section 1(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company or by the Executive Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (less up to $50,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto and which interest shall be net of any taxes payable), only as directed in the Termination Letter and the other documents referred to therein, or (y) the date which is the later of (i) 19 months after the closing of the IPO, provided that the Company may, but is not obligated to, extend the period of time to consummate its initial Business Combination five (5) times by an additional one month each time (for a total of up to 24 months to complete its initial Business Combination); further provided that upon each one-month extension of the period of time to consummate an initial Business Combination, the Sponsor (or its designees) must deposit into the Trust Account funds equal to the lesser of (A) $135,000, or (B) $0.045 per share multiplied by the number of outstanding public ordinary shares that have not been redeemed in accordance with Section 37.2 of the Company’s Articles (as defined below), in exchange for a non-interest bearing, unsecured promissory note, and (ii) such later date as may be approved by the Company’s stockholders in accordance with the Company’s Amended and Restated Articles of Association, as amended (the “Articles”) if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $50,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;”

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

Aurora Technology Acquisition Corp.

By:	/s/ Zachary Wang
Name:	Zachary Wang
Title:	Chief Executive Officer and Chairman

[Signature Page to Amendment to Investment Management Trust Agreement]

3